UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

During the first quarter of fiscal year 2018, certain of the Company's businesses undertook a reorganization which included changes to the underlying business and management structures. The reorganization resulted in combining the Environmental Services businesses from an operational and management perspective and is expected to deepen customer relationships and allow for efficiencies across the Company's operations through the sharing of resources, namely labor and equipment which will reduce third party spend and promote the cross selling of such business offerings. In connection with this reorganization, the Company’s chief operating decision maker also requested changes in the information that he regularly reviews for purposes of allocating resources and assessing performance. These changes required a reconsideration of the Company’s operating segments in the first quarter of 2018 and resulted in a change in the Company’s assessment of its operating segments. Upon reconsideration of the identification of the Company’s operating segments, the Company concluded that there are now two operating segments for disclosure in accordance with ASC 280 Segment reporting; (i) the Environmental Services segment which consists of the Company’s historical Technical Services, Industrial Services, Field Services and Oil, Gas and Lodging businesses and (ii) the Safety-Kleen segment.
The operations not managed through the Company’s operating segments described above are recorded as “Corporate Items.” Corporate Items revenues consist of two different operations for which the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the Company's operating segments for internal reporting purposes. Corporate Items selling, general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company’s operating segments.
The primary financial measure by which the Company evaluates the performance of its segments is Adjusted EBITDA which consists of net income (loss) plus accretion of environmental liabilities, depreciation and amortization, interest expense, net, loss on early extinguishment of debt, provision (benefit) for income taxes, other gains or non-cash charges (including gain on sale of businesses and goodwill impairment charge) not deemed representative of fundamental segment results and excludes other expense (income), net. Transactions between the segments are accounted for at the Company’s best estimate based on similar transactions with outside customers.
Exhibit 99.1 to this report on Form 8-K provides an unaudited recast summary of the Company’s historical reportable segment level operating results for the four fiscal quarters and full year ended December 31, 2017 and full year end December 31, 2016. The information contained in this report and attached Exhibit 99.1 is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we report current financial information.
The recasting of previously issued financial information in attached Exhibit 99.1 does not represent a restatement of previously-issued financial statements and does not affect our reported net (loss) income, (loss) earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
The information furnished in Item 7.01, including attached Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report shall not be deemed an admission as to the materiality of any information in this report and attached Exhibit 99.1 that is provided in connection with Regulation FD.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Full Year 2017 by Quarter and Full Year 2016 Unaudited Segment Information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 2, 2018	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer